UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2018

AB INTERNATIONAL GROUP CORP.
(Exact name of Registrant as specified in its charter)

Nevada	33-199238	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor, Rich Towers, 2 Blenheim Avenue

Tsim Sha Tsui, Kowloon, Hong Kong

(Address of principal executive offices)

(852) 2622-2891

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES.

On March 6, 2018, AB INTERNATIONAL GROUP CORP. (the “Company”) sold a total of 38,550,000 shares of the Company’s common stock, par value $0.001 per share, for a total purchase price of $1,156,500, pursuant to four unit purchase agreements. 3,450,000 shares were sold to Anyone Pictures Limited; 3,450,000 shares were sold to All In One Media Limited; 2,150,000 shares were sold to Kangdi Liu; and 29,500,000 shares were sold to Spring Wood Ventures Limited (“Spring Wood”). Linqing Ye, a director of the Company, is a principal and 50% owner of Spring Wood. Chiyuan Deng, a director and the chief executive officer of the Company, holds a 50% voting interest in Spring Wood. Each of the foregoing investors is an accredited investor. The shares were issued pursuant to the exemption from registration provided by Rule 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). The investors purchased the shares for their own accounts and were provided access to both information regarding the Company and the Company’s officers and directors. The certificates representing the shares will contain a standard restrictive legend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB INTERNATIONAL GROUP CORP.

Dated: March 20, 2018	By:	/s/ Chiyuan Deng
Chiyuan Deng,
Chief Executive Officer

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